Exhibit 3.3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DXC Technology Company

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: The Corporation Trust Company of Nevada
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
	Street Address	City	Zip Code
Nevada
	Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 751,000,000	Par value per share: $ 0.01	Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Mukesh Aghi Name 1775 Tysons Boulevard Street Address 2) Amy Alving Name 1775 Tysons Boulevard Street Address	Tysons City Tysons City	VA 22102 State Zip Code VA 22012 State Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:		6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
X /s/ Maxwell Ball
	Name	Incorporator Signature

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
X /s/ Libby Karnuth Assistant Secretary
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

NV001 - 7/15/2015 Wolters Kluwer Online

ATTACHMENT TO

ARTICLES OF INCORPORATION OF

DXC TECHNOLOGY COMPANY

The Articles of Incorporation of DXC Technology Company (the “corporation”) consist of the articles set forth on the prior page (as continued on this attachment, as applicable) and the additional articles set forth on this attachment as follows:

ARTICLE 4

NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS/TRUSTEES

(CONTINUED)

NAME	TITLE(S)
DAVID HERZOG	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
SACHIN LAWANDE	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
MIKE LAWRIE	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
JULIO PORTALATIN	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
PETER RUTLAND	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22012

NAME	TITLE(S)
MANJO SINGH	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
MEG WHITMAN	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

NAME	TITLE(S)
ROBERT F. WOODS	DIRECTOR
ADDRESS	CITY	STATE	ZIP
1775 TYSONS BLVD.	TYSONS	VA	22102

ARTICLE 9

PURPOSE

The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To engage in the business of selling computer machine time, computer programming services, mathematical and other related problem analysis, training in the use and application of computers, operation of computer centers and consulting service on matters relating to computer technology, associated analysis and related matters.

To engage in any other technical business whatsoever, and in connection therewith to manufacture, assemble, lease and sell technical equipment, supplies and other personal property.

To acquire, use, mortgage or otherwise encumber, sell or otherwise dispose of real and personal property of every kind and character, or any right or interest therein.

To acquire, use, deal in and with, to accept and grant licenses in respect to, pledge or otherwise encumber, sell or otherwise dispose of, trade names, trade marks, inventions, formulae, improvements and processes, of any nature whatsoever, copyrights, patent rights and letters patent, or any interest therein, of the United States and all foreign countries.

To acquire the whole or any part of, or any interest in, the good will and assets, and to undertake to assume the obligations or liabilities of, any person, firm, association or corporation engaged in a business or enterprise in which this corporation may lawfully engage.

To purchase or otherwise acquire, pledge or otherwise encumber, sell or otherwise dispose of, shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, any other corporation or association organized under the laws of this State or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

To promote or to aid in any manner, financially or otherwise, any person, corporation or association; and for this purpose to guarantee or become a surety upon the contracts, dividends, stocks, bonds, notes or other obligations of such person, corporation, or association; and to do any other act or thing designed to protect, preserve, improve or enhance the value of the stocks, bonds or other obligations or securities of such person, corporation or association.

To become a member of any partnership or joint venture and to enter into any lawful arrangements for sharing profits and/or losses, union of interests, reciprocal concessions or cooperation with any corporation, association, partnership, syndicate, person, governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which this corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this corporation.

To borrow money and contract debts without limit for any of the purposes of this corporation, and to issue bonds, debentures, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation, whether real or personal, or to issue bonds, debentures, notes or other obligations without any such security.

To purchase, hold, sell and transfer, shares of its own capital stock; provided it shall not use its funds for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as permitted by law; and provided, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To do any and all things necessary or convenient for the accomplishment of the foregoing purposes; to carry on any lawful business whatsoever which the corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly to promote the interests of the corporation or to enhance the value of its property; to have, enjoy and exercise, all the rights, powers and privileges, which are now or which may hereafter be conferred upon corporations organized under the same statutes as this corporation; to conduct its business anywhere in the world.

ARTICLE 10

CAPITAL

The total number of shares of capital stock which may be issued by the corporation is seven hundred fifty-one million (751,000,000), of which seven hundred fifty million (750,000,000) shares shall be Common Stock of the par value of one cent ($0.01) per share (hereinafter referred to as the “Common Stock”) and one million (1,000,000) shares shall be Preferred Stock of the par value of one cent ($0.01) per share (hereinafter referred to as the “Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock and the manner in which shares of stock are to be voted for the election of directors are as follows:

PREFERRED STOCK

The Preferred Stock shall be all of one class but may be issued from time to time in one or more series, each of such series to have such full or limited voting powers, if any, and such designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, regardless of series, with respect to the payment of dividends at the respectively designated rates and with respect to the distribution of capital assets according to the amounts to which the shares of the respective series are entitled.

Authority is hereby expressly granted to and vested in the board of directors, subject to the provisions of this Article 10, to authorize one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, dividend payment dates, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the holders of the shares of such series shall be entitled to receive upon the redemption thereof;

(d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments relating to changes in the outstanding shares of such other class or classes or series of the same class of stock into which it is convertible or exchangeable for or otherwise, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(f) the preferences, if any, and the amounts thereof, which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(g) the voting power, if any, of the shares of such series, which voting power may include, at the option of the board of directors, provisions for increasing the number of directors by two or more and for the election of that number of members of the board of directors by the holders of shares of such series in the event that dividends payable on such series shall be in default in an amount equivalent to six full quarter-yearly dividends on all shares of such series at the time outstanding; and

(h) such other special rights and protective provisions as the board of directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the board of directors may at any time thereafter authorize the issuance of additional shares of the same series.

Holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the annual rates fixed by the board of directors for the respective series and no more, payable on such dates as the board of directors shall fix for the respective series as provided in this Article 10 (hereinafter referred to as “dividend dates”), in preference to dividends on any other class of stock of the corporation (except with respect to any other class of stock ranking prior to or on a parity with the Preferred Stock with respect to dividends), so that no cash payments or distributions shall be made to holders of the Common Stock of the corporation or any other class of stock ranking junior to the Preferred Stock with respect to dividends unless all accrued dividends for past and current dividend periods on all series of Preferred Stock entitled to cumulative dividends shall have been declared and set apart for payment and dividends for the current dividend period on all other series of Preferred Stock shall have been declared and set apart for payment. No dividend in respect of any current dividend period shall be declared and set apart for payment on any series of Preferred Stock unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock (a) as to each series entitled to cumulative dividends, the full cumulative dividends for all past dividend periods, and (b) as to all series, dividends ratably in accordance with the sums which would be payable on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full. No dividend in respect of past dividend periods shall be declared and set apart for payment on any series of Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends ratably in accordance with the sums which would be payable on the shares of the respective series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full. Nothing contained in this Article 10 shall be deemed in any way to qualify or limit the right of the corporation or any subsidiary of the corporation to purchase or otherwise acquire at such time and for such consideration as the corporation shall deem appropriate any shares of its capital stock; provided that no shares of capital stock of the corporation shall be purchased or redeemed, by the corporation or by any subsidiary of the corporation, at any time when accrued dividends on any series of Preferred Stock entitled to cumulative dividends, remain unpaid for any period to and including the last preceding dividend date.

For the purposes of this Article 10, and of any resolutions fixing the terms of any series of Preferred Stock, the amount of dividends “accrued” on any share of Preferred Stock of any series entitled to cumulative dividends as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends “accrued” on any share of Preferred Stock of any series entitled to cumulative dividends as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount computed, on the basis of a 360-day year, for the period after such last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of such series.

In the event that any series of Preferred Stock shall be entitled to a preference upon the dissolution of, or upon any distribution of the assets of, the corporation, then upon any such dissolution or distribution, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for any other class or classes of stock (except with respect to any other class of stock ranking prior to or on a parity with the Preferred Stock with respect to assets), the holders of such series of Preferred Stock shall be entitled to payment of the amount of the preference, if any, payable upon such dissolution or distribution as may be fixed by the board of directors for the shares of the respective series as provided in this Article 10 before any payment or distribution shall be made on any other class or classes of capital stock. If, upon any such dissolution or distribution, the assets of the corporation distributable among the holders of any such series of the Preferred Stock entitled to a preference shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if the preferential amount aforesaid were paid in full. The voluntary sale, conveyance, exchange, lease, transfer, or other disposal (for cash, shares of stock, securities or other consideration, or any combination of the foregoing) of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, the corporation, for the purpose of this paragraph.

In the event that any series of Preferred Stock shall be redeemable, then, at the option of the board of directors, the corporation at any time or from time to time may redeem all, or any number less than all, of the outstanding shares of any such series at the redemption price thereof as may be fixed by the board of directors as provided in this Article 10 (the sum so payable upon any redemption of Preferred Stock being herein referred to as the “redemption price”); provided, that not less than 30 days previous to the date fixed for redemption (hereinafter referred to as the “redemption date”), a notice of the time and place thereof shall be mailed to each holder of record of the shares so to be redeemed at his address as shown by the records of the corporation; and provided further, that in case of redemption of less than all of the outstanding shares of any series of Preferred Stock, the board of directors shall determine the shares to be redeemed by lot or pro rata in such manner as the board of directors deems equitable. At any time after notice of redemption shall have been mailed as above provided to the holders of the shares so to be redeemed, the corporation may deposit the aggregate redemption price, in trust, with a bank or trust company, the name and address of which shall be designated in such notice, for payment, on or before the redemption date, of the redemption price for the shares called for redemption. Upon the making of such deposit, or if no such deposit is made, then upon the redemption date (unless the corporation shall default in making payment of the redemption price), holders of the shares of Preferred Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered, and thereafter such shares shall no longer be transferable on the books of the corporation and such holders shall have no interest in or claim against the corporation with respect to said shares, except the right (a) to receive payment of the redemption price upon surrender of their certificates, or (b) to exercise on or before the redemption date the rights, if any, not theretofore expiring to convert the shares so called for redemption into, or to exchange such shares for, shares of stock of any other class or classes or of any other series of the same class of stock of the corporation. Any funds deposited in trust as aforesaid which shall not be required for such redemption because of the exercise of any right of conversion or otherwise subsequent to the date of such deposit, shall be returned to the corporation forthwith. The corporation shall be entitled to receive from any bank or trust company the interest, if any, allowed on any moneys deposited as in this paragraph provided, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds so deposited by the corporation and unclaimed at the end of five years from the redemption date shall be repaid to the corporation upon its request, after which repayment the holders of such shares who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of such shares as unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the corporation, but shall in no event be entitled to any interest.

In order to facilitate the redemption of any shares of Preferred Stock, the board of directors is authorized to cause the transfer books of the corporation to be closed as to the shares to be redeemed.

No shares of Preferred Stock which shall at any time have been purchased by the corporation or redeemed, or which shall at any time have been surrendered for conversion or exchange, or for cancellation pursuant to any retirement or sinking fund provisions with respect to any series of Preferred Stock, shall be reissued.

If the board of directors grants voting power to the holders of shares of any series of Preferred Stock, the holders of shares of such series shall be entitled to no more than one vote per share voting with the holders of shares of the Common Stock at each annual or special meeting of stockholders upon all matters upon which a vote is taken except that if the holders of shares of such series shall be entitled to elect two or more directors, as a class, the holders of shares of such series shall not be entitled to a vote for the election of any other directors of the corporation. In the event that the Common Stock is subdivided, or increased by reason of a dividend payable in shares of Common Stock, or combined, the number of votes to which each share of such series shall be so entitled shall be increased, in the case of a subdivision, or in the case of such a dividend, or reduced, in the case of a combination, in the same proportion as the subdivision, increase by dividend, or combination of the Common Stock.

The holders of Preferred Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

COMMON STOCK

Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the board of directors out of any funds of the corporation legally available therefor. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article 10, the remaining assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

VOTING

No holder of shares of capital stock possessing voting power shall have the right to cumulate his or her voting power in the election of directors.

ARTICLE 11

GOVERNING BOARD

The members of the governing board shall be known as directors and the number thereof shall be not less than three nor more than fifteen, the exact number to be fixed in accordance with the by-laws of the corporation; provided that the number so fixed in accordance with the by-laws may be increased or decreased within the limit above specified from time to time.

ARTICLE 12

SHARES NON-ASSESSABLE

The capital stock, after the amount of the subscription price, or par value, if greater, has been paid in shall be subject to no further assessment to pay the debts of the corporation.

ARTICLE 13

ELECTION OF DIRECTORS

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. For purposes of this Article 13, abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

For purposes of this Article 13, an “uncontested election” means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the by-laws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (A) withdrawn by its respective submitting stockholder in writing to the secretary of the corporation, (B) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the by-laws, or, if challenged in court, by final court order) or (C) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

ARTICLE 14

PERPETUAL EXISTENCE

This corporation is to have perpetual existence.

ARTICLE 15

BYLAWS

Subject to the by-laws, if any, adopted by the stockholders, the board of directors is expressly authorized to make, alter or amend the by-laws of the corporation.

The directors, without restriction or limitation, shall have all of the powers and authorities expressly conferred upon them by the statutes of this State and this corporation may in its by-laws confer powers upon its directors in addition to the powers and authorities expressly conferred upon them by the statutes of this State.

ARTICLE 16

TRANSACTIONS WITH DIRECTORS

The corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any corporation or association in which any one of its directors is a stockholder, director or officer, and such contract or transaction shall not be invalidated or in any wise affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the corporation, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the corporation upon such contract or transaction provided such adverse interest is either known or made known to the remaining directors; and no director or directors having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon: Always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

ARTICLE 17

MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held without the State of Nevada, if the by-laws so provide. The books of this corporation may be kept (subject to the provision of the statutes) outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

ARTICLE 18

AMENDMENTS

This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 19

PREEMPTIVE RIGHTS DENIED

No holder of shares of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the corporation of any class whatsoever, or of any issue of securities of the corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the board of directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

ARTICLE 20

LIABILITY OF OFFICERS AND DIRECTORS

The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada

Revised Statutes, as so amended from time to time. If the Nevada Revised Statutes are amended after approval by the stockholders of this Article 20 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. No repeal or modification of this Article 20 by the stockholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article 20 at the time of such repeal or modification.

ARTICLE 21

INDEMNIFICATION

(a) The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section (c) hereof.

(b) The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article 21.

(c) Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article 21 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise, shall be on the corporation.

(d) The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

(e) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada Revised Statutes.

(f) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article 21, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(g) The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article 21 subject to the imposition of any conditions or limitations as the board of directors of the corporation may deem necessary or appropriate.